SELLERS & ANDERSEN, L.L.C.	 		941 East 3300 South, Suite 202
Certified Public Accountants and 		Salt Lake City, Utah 84106
Business Consultants
						Telephone 801 486-0096
						     Fax  801 486-0098





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 20, 2003, accompanying the audited financial statements of Northwest Passage Ventures Ltd.
at September 30, 2003, and the related statements of operations, stockholders' equity, and cash flows and for the period August 22, 2003, to September 30, 2003 and hereby consent to the incorporation of such report in a Registration Statement on Form SB-2.


October 20, 2003


/s/Sellers & Andersen, L.L.C.